Exhibit 99.1

Cryoport Completes CRYOPDP Divestiture and

Commences Strategic Partnership with DHL Group

NASHVILLE, Tennessee, June 12, 2025 - Cryoport, Inc. (Nasdaq: CYRX) (“Cryoport” or the “Company”), a leader in temperature-controlled supply chain solutions for the Life Sciences, with a focus on regenerative medicine, today announced the completion of the previously disclosed divestiture of its specialty courier business, CRYOPDP, to DHL Group (“DHL”), one of the world’s leading logistics providers, in a transaction that includes cash payments of approximately $200 million to Cryoport.

Concurrently, Cryoport and DHL have established a strategic partnership aimed at enhancing their respective supply chain service offerings for the global life sciences and healthcare sector. This newly formed strategic partnership enables the companies to collaborate on strategic opportunities, leveraging Cryoport's industry-leading expertise in specialized supply chain solutions with DHL’s expansive global health logistics infrastructure and services, bringing an array of specialized pharma logistics and services to the rapidly growing life science and healthcare market segment.

Jerrell Shelton, CEO of Cryoport, commented, “Our strategic partnership and this transaction mark a significant step that contributes to the continued evolution of our industry and aligns with Cryoport’s long-term strategic vision. With this partnership, we are enhancing our core capabilities as we develop a strong global partner network. We believe this partnership with DHL will enhance our positioning in the Asia Pacific (“APAC”) and Europe, Middle East and Africa (“EMEA”) regions where it will reshape our competitive profile. It provides for greater opportunities to offer highly targeted, top-tier services in these regions in response to growing market demand. Most importantly, it allows us to intensify our focus on advancing our Life Science Services platform globally, particularly in the rapidly growing Regenerative Medicine market.

“This strategic partnership and divestiture of CRYOPDP delivers a healthy capital infusion, improves our growth trajectory and places us in a solid position to reach our goal of sustainable, long-term profitability.”

Additional information on the transaction will be available in the Company’s current report on Form 8-K that will be filed with the Securities and Exchange Commission (“SEC”).

About Cryoport, Inc.

Cryoport, Inc. (Nasdaq: CYRX), is a global leader in temperature-controlled supply chain solutions for the Life Sciences, with an emphasis on regenerative medicine. We support biopharmaceutical companies, contract manufacturers (CDMOs), contract research organizations (CROs), developers, and researchers with a comprehensive suite of services and products designed to minimize risk and maximize reliability across the temperature-controlled supply chain for the Life Sciences. Our integrated supply chain platform includes the Cryoportal® Logistics Management Platform, advanced temperature-controlled packaging, informatics, specialized biologistics, biostorage, bioservices, and cryogenic systems, which in varying combinations deliver end-to-end solutions that meet the rigorous demands of the life sciences. With innovation, regulatory compliance, and agility at our core, we are "Enabling the Future of Medicine™."

Our corporate headquarters, located in Nashville, Tennessee, is complemented by global sites in the Americas, EMEA, and APAC, including locations in the United States, United Kingdom, France, the Netherlands, Belgium, Germany, Japan, and China.

For more information, visit www.cryoportinc.com or follow via LinkedIn at https://www.linkedin.com/company/cryoportinc or @cryoport on X, formerly known as Twitter at www.x.com/cryoport for live updates.

Forward-Looking Statements

Statements in this press release which are not purely historical, including statements regarding Cryoport’s intentions, hopes, beliefs, expectations, representations, projections, plans or predictions of the future, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, those related to Cryoport's expectations about future benefits of the sale of CRYOPDP and the strategic collaboration with DHL, including the potential impact on future revenue and revenue streams.  It is important to note that Cryoport’s actual results could differ materially from those in any such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, risks and uncertainties associated with the effect of changing economic and geopolitical conditions, supply chain constraints, inflationary pressures, the effects of foreign currency fluctuations, trends in the products markets, variations in Cryoport’s cash flow, market acceptance risks, and technical development risks. Cryoport’s business could be affected by other factors discussed in Cryoport’s SEC reports, including in the “Risk Factors” section of its most recently filed periodic reports on Form 10-K and Form 10-Q, as well as in its subsequent filings with the SEC. The forward-looking statements contained in this press release speak only as of the date hereof and Cryoport cautions investors not to place undue reliance on these forward-looking statements. Except as required by law, Cryoport disclaims any obligation, and does not undertake to update or revise any forward-looking statements in this press release.

Cryoport Investor Contacts:

Todd Fromer / Scott Eckstein

KCSA Strategic Communications

cryoport@kcsa.com

Cryoport Media Contacts:

Caitlin Kasunich / Michaela Fawcett

KCSA Strategic Communications

cryoport@kcsa.com